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                                                                     Exhibit 4.1

CenterPoint Energy Houston Electric, LLC
1111 Louisiana
Houston, TX  77002

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                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                                       TO

                               JPMORGAN CHASE BANK

                                     Trustee


                                   ----------


                          TENTH SUPPLEMENTAL INDENTURE

                           Dated as of March 18, 2003

                                   ----------

                  Supplementing the General Mortgage Indenture
                          Dated as of October 10, 2002

         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A PUBLIC UTILITY

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

This instrument is being filed pursuant to Chapter 35 of the Texas Business and Commerce Code

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TENTH SUPPLEMENTAL INDENTURE, dated as of March 18, 2003, between CENTERPOINT
ENERGY HOUSTON ELECTRIC, LLC, a limited liability company organized and existing under the laws of the State of Texas (herein called the "Company"), having its principal office at 1111 Louisiana, Houston, Texas 77002, and JPMORGAN CHASE BANK, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the "Trustee"), the office of the Trustee at which on the date hereof its corporate trust business is administered being 600 Travis Street, Suite 1150, Houston, Texas 77002.

                             RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture dated as of October 10, 2002 (the "Indenture") providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Indenture and herein called the "Securities") and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Manager, has duly determined to make, execute and deliver to the Trustee this Tenth Supplemental Indenture to the Indenture as permitted by Sections 201, 301, 402(2) and 1401 of the Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a tenth series of Securities under the Indenture in an initial aggregate principal amount of $450,000,000 (such tenth series being hereinafter referred to as the "Tenth Series") and an eleventh series of Securities under the Indenture in an initial aggregate principal amount of $312,275,000 (such eleventh series being hereunder referred to as the "Eleventh Series"); and

WHEREAS, all things necessary to make the Securities of the Tenth Series and the Securities of the Eleventh Series, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor the valid, binding and legal obligations of the Company and to make this Tenth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS TENTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Indenture and in this Tenth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

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                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     Section 101. Definitions. Each capitalized term that is used herein and is defined in the Indenture shall have the meaning specified in the Indenture unless such term is otherwise defined herein.

                                   ARTICLE TWO

                       TITLE, FORM AND TERMS OF THE BONDS

     Section 201. Title of the Bonds. This Tenth Supplemental Indenture hereby creates a series of Securities designated as the "5.70 % General Mortgage Bonds, Series J1, due 2013" (the "Series J1 Bonds"), the "5.70 % General Mortgage Bonds, Series J2, due 2013" (the "Series J2 Bonds" and, together with the Series J1 Bonds, the "Series J Bonds"), the "6.95% General Mortgage Bonds, series K1, due 2033" (the "Series K1 Bonds") and the "6.95% General Mortgage Bonds, Series K2, due 2033" (the "Series K2 Bonds" and, together with the Series K1 Bonds, the "Series K Bonds"). For purposes of the Indenture, the Series J Bonds shall constitute a single series of Securities and, subject to the provisions, including, but not limited to Article Four of the Indenture, the Series J Bonds may be issued in an unlimited principal aggregate amount, although the initial issuance of the Series J Bonds shall be in the principal amount of $450,000,000. For purposes of the Indenture, the Series K Bonds shall constitute a single series of Securities and, subject to the provisions, including, but not limited to Article Four of the Indenture, the Series K Bonds may be issued in an unlimited principal aggregate amount, although the initial issuance of the Series K Bonds shall be in the principal amount of $312,275,000.

     Section 202. Form and Terms of the Bonds. The form and terms of the Series J Bonds and the Series K Bonds will be set forth in an Officer's Certificate delivered by the Company to the Trustee pursuant to the authority granted by this Tenth Supplemental Indenture in accordance with Sections 201 and 301 of the Indenture.

     Section 203. Treatment of Proceeds of Title Insurance Policy. Any moneys received by the Trustee as proceeds of any title insurance policy on Mortgaged Property of the Company shall be subject to and treated in accordance with the provisions of Section 607(2) of the Indenture (other than the last paragraph thereof).

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Tenth

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Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as expressly amended and supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Tenth Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

This Tenth Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental
Indenture to be duly executed as of the day and year first above written.


                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                                 By:   /s/ Marc Kilbride
                                     -------------------------------------------
                                      Name: Marc Kilbride
                                      Title: Treasurer

                                 JPMORGAN CHASE BANK, as Trustee


                                 By:   /s/ Carol Logan
                                     -------------------------------------------
                                      Name: Carol Logan
                                      Title: Vice President and Trust Officer

                                 ACKNOWLEDGMENT

STATE OF TEXAS         )
                       )       ss
COUNTY OF HARRIS       )

     On the 17th day of March 2003, before me personally came Marc Kilbride, to me known, who, being by me duly sworn, did depose and say that he resides in Houston, Texas; that he is the Treasurer of CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the sole manager of said limited liability company.


                                       /s/ Lena Arleen Williams
                                     -------------------------------------------
                                     Notary Public

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                                 ACKNOWLEDGMENT

STATE OF TEXAS        )
                      )       ss
COUNTY OF HARRIS      )

     On the 17th day of March 2003, before me personally came Carol Logan, to me known, who, being by me duly sworn, did depose and say that she resides in Houston, Texas; that she is Vice President and Trust Officer of JPMorgan Chase Bank, a banking corporation organized under the State of New York, the bank described in and which executed the foregoing instrument; and that she signed her name thereto by authority of the board of directors of said corporation.


                                       /s/ Lena Arleen Williams
                                     -------------------------------------------
                                     Notary Public